155 5 th Street San Francisco, CA 94103 CONFIDENTIAL INFORMATION ______________ ____________________________ ____________________________ ____________________________ Re: Employment Offer Letter Dear ________________________, It is my pleasure to offer you a position at Eventbrite, Inc. (“Company”), coming on board to assume a primary role in building our business. The details of this offer are as follows: Position: ______________________________ Reporting To: ______________________________ Base Salary: $_______________ Stock Options: ___________________ Start Date: ___________________ This offer is contingent upon reference checks, background checks, if any, clearance of any conflicts of interest, your execution of the Proprietary Information and Invention Assignment Agreement, and your eligibility to work in the United States. The terms of your new position with the Company are as set forth below: 1. Position. We are very pleased to offer you the position set forth above under “Position” reporting directly to the position set forth above under “Reporting To”. 2. Start Date. Subject to fulfillment of the conditions imposed by this letter agreement, you will commence this new position with the Company on the above start date. 3. Proof of Right to Work. For purposes of federal immigration law, you will be required to provide to the Company documentary evidence of your identity and eligibility for employment in the DocuSign Envelope ID: 27DE3DB2-7D68-4058-B383-517B7AD656CB Lisa Gorman August 8, 2017 220,000 20,000 VP, General Counsel San Francisco, CA Lisa Gorman Employment Counsel August 7, 2017

2 United States. Such documentation must be provided to us within three (3) business days of your start date, or your employment relationship with us may be terminated. 4. Compensation. (a) Base Salary. If you accept this offer, you will receive the base salary listed above, which will be payable in semi-monthly installments on our regular paydays, as in effect from time to time, net of all applicable withholding taxes and deductions. (b) Benefits. As an employee of the Company, you will be eligible for company benefits as in effect from time to time in accordance with our policies for similarly situated employees. 5. Option to Purchase Common Stock. In connection with the commencement of your employment, the Company will recommend that the Board of Directors grant you an option to purchase shares of the Company's Common Stock as stated above ("Shares") under the Company's 2010 Stock Plan, as amended (“Plan”). This Option shall be governed by the terms and conditions of the Plan and the Company’s Stock Option Agreement (“Agreement”), including without limitation having an exercise purchase price equal to the fair market value on the date of the grant as determined in good faith by the Board of Directors of the Company. The Shares issued upon the exercise of the option will be subject to various rights, restrictions and obligations, as provided in the Agreement and Plan. A copy of the Plan and the form of the Agreement are available for your review upon request. The option will be an incentive stock option to the extent allowed by the Plan and applicable law. 6. Proprietary Information and Invention Assignment Agreement. Your acceptance of this offer and commencement of employment with the Company is contingent upon your execution of the Company's “Proprietary Information and Invention Assignment Agreement”. Signed copies of which must be delivered to an officer of the Company prior to or on your start date. 7. Conflicts of Interest. Your employment pursuant to this offer is contingent upon you having disclosed to the Company any potential conflicts of interest between your past employment and future duties with the Company. By accepting this offer of employment, you are certifying that (i) you are not aware of any impediment to loyal and conscientious employment with the Company, (ii) you have not engaged in any conduct or entered into any agreement that would disqualify you from employment with the Company or in anyway restrict your employment with the Company, and (iii) neither your employment with the Company nor the discharge of your employment duties will violate any agreement that you have executed with a third party. You agree to the best of your ability and experience that you will at all times loyally and conscientiously perform all of the duties and obligations required of and from you in connection with your employment with the Company, and to the reasonable satisfaction of the Company. During the term of your employment, you further agree that you will devote all of your business time and attention to the business of the Company, the Company will be entitled to all of the benefits and profits arising from or incident to all such work services and advice and you will not render commercial or professional services of any nature to any person or organization, whether or not for compensation, without the prior written consent of the Company's Chief Executive Officer. By way of illustration, but not limitation you may not (i) accept or perform work of a nature that conflicts or competes in any way with the business, products or services of the Company, or causes you or has potential to cause you to be disloyal; (ii) use any Company resources including, but not limited to, computer hardware and software, telephones, facsimile machines, and copiers, for or in connection with any non-Company work; (iii) perform any non-Company work on Company premises; or (iv) perform any non-Company work during normal business hours. Nothing in this letter agreement will prevent you from accepting speaking or presentation engagements in exchange DocuSign Envelope ID: 27DE3DB2-7D68-4058-B383-517B7AD656CB

3 for honoraria or from serving on boards of charitable organizations, provided such efforts are not inconsistent with the above principles. 8. At-Will Employment. Notwithstanding any other provision of this letter agreement to the contrary, your employment with the Company will be on an "at will" basis, meaning that either you or the Company may terminate your employment at any time for any reason or no reason, with or without cause. No employee or representative of the Company, other than the Chief Executive Officer has the authority to alter the at-will nature of your employment relationship. The Chief Executive Officer can only do so in a written employment agreement that is signed by both the Chief Executive Officer and yourself. We are delighted to extend you this offer until 5 pm PST on ______________________ and look forward to working with you. To indicate your acceptance of the Company's offer, please sign and date this letter agreement in the space provided below and return it to me, along with a signed and dated copy of the Proprietary Information and Invention Assignment Agreement. This letter, together with the Proprietary Information and Invention Assignment Agreement, sets forth the terms of your employment with the Company and supersedes any prior representations or agreements, whether written or oral. This letter may not be modified or amended except by a written agreement, signed by the Company and by you. If you have any questions about this offer, please call me. We look forward to a favorable reply and to a rewarding and productive association with you. Sincerely, Julia Hartz, CEO Agreed and Accepted: ___________________________ ______________________ Date Enclosures: Proprietary Information and Invention Assignment Agreement; Arbitration Agreement; Handbook DocuSign Envelope ID: 27DE3DB2-7D68-4058-B383-517B7AD656CB Lisa Gorman 8/7/2017 August 7, 2017

eventbrite · Private & Confidential LISA GORMAN 1 / 3 Dear Lisa, Congratulations on your promotion! Thank you for everything you did in the past year to make Eventbrite stronger. We recognize that your efforts and impact are what enable our mission of bringing people together through unique live experiences. As we support you in growing your career at Eventbrite, we want to ensure that you are rewarded for the impact you drive. We also want you to have a clear understanding of how compensation decisions are made. All compensation increases are driven by performance. We reward both what you achieved—the impact you made on business goals—and how you embodied our core values. Your 2025 Total Compensation Statement outlines your base pay, target cash compensation and LTI (for eligible employees), along with your performance rating. Our goal is to ensure you understand how your contributions are recognized and rewarded. We also want to highlight the full value of your compensation and benefits. That’s why we’re introducing a new Total Rewards Statement, which gives a holistic view of the investment Eventbrite makes in you. This includes the company-paid portions of benefits, retirement contributions, wellness and work- from-home allowances, and BriteBreaks - just to name a few. For britelings with unvested equity, this statement will also include your remaining 2025, 2026, and 2027 RSU vestings. The unvested share values shown are for illustrative purposes only, based on hypothetical stock prices of $3, $5, and $7. We hope this statement helps you see the full picture of your total rewards, which extend well beyond base pay alone. Thank you for everything you have contributed to Eventbrite this year. Because of you, millions of people across the world continue to come together and create lasting connections. Memorable live experiences start with our Britelings - keep up the great work empowering our creators and consumers! Julia Hartz Co-Founder, Chief Executive Officer, and Executive Chair